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EXHIBIT 10.12

        Mindspeed Technologies, Inc. (the "Company") has entered into an agreement with each of the following persons, which is substantially identical, except as set forth below, to the Form of Employment Agreement filed as Exhibit 10.8.1 to the Company's Registration Statement on Form 10 (File No. 1-31650):

Najabat H. Bajwa
Simon Biddiscombe
Kurt F. Busch
Ron Cates
Raouf Y. Halim
Gerald J. Hamilton
Thomas J. Medrek
Wayne K. Nesbit
Thomas A. Stites
Preetinder S. Virk

        The multiple set forth in Section 6(i)(B) of the Employment Agreement for Mr. Halim is three and the multiple set forth in Section 6(i)(B) of the Employment Agreement for the other persons is two.

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  EXHIBIT 10.12